Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Wednesday, July 15, 2009
Gannett Co., Inc. Reports Second Quarter Results
Earnings per Diluted Share of $0.30; Non-GAAP Earnings per Diluted Share of $0.46
Operating Cash Flow was $252.2 million
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that 2009 second quarter earnings per diluted share were $0.30 compared to a net loss per share of $10.03 for the second quarter of 2008. Results for both quarters included several special items noted below. Earnings per diluted share for the second quarter of 2009, excluding those items, were $0.46. Earnings per diluted share for the second quarter of 2008 on a comparable basis were $1.04.
Results for the second quarter of 2009 include: a $42.7 million pre-tax gain related to the company’s debt exchange ($26.1 million after-tax or $0.11 per share); $16.6 million in pre-tax costs related to workforce restructuring and facility consolidations ($10.3 million after-tax or $0.04 per share); $47.4 million of pre-tax non-cash charges related primarily to asset impairments in the company’s publishing segment ($29.6 million after-tax or $0.13 per share); and a $28.0 million non-cash charge for asset write-downs ($24.2 million after-tax or $0.10 per share).
Results for the second quarter of 2008 included: a pre-tax curtailment gain for its domestic pension plans of $46.5 million ($28.9 million after tax or $0.13 per share); $39.9 million in pre-tax costs related to workforce restructuring and facility consolidations ($26.4 million after tax or $0.12 per share); and certain non-cash impairment charges totaling approximately $2.8 billion pre-tax ($2.5 billion after-tax or $11.08 per share).
The Non-GAAP Financial Information section which follows provides details of these special items and their effect on the Statements of Income.
“We continue to position the company for the eventual rebound in the economy and the evolving media landscape as we navigate through this unprecedented economic storm. The economic headwinds, which continued to constrain advertising demand, masked several important achievements in the quarter. In our digital segment, pro forma operating profits rose almost 84 percent. Total digital revenues across all of our segments were over $225 million. Retransmission revenues in our Broadcasting segment rose three-fold partially offsetting weak auto advertising demand and lower political spending. In our publishing segment, while advertising revenue comparisons remain difficult, second quarter year-over- year comparisons improved versus first quarter comparisons and June was our best comparison month thus far this year,” said Executive Vice President and Chief Financial Officer Gracia Martore.
“The decline in our operating expenses reflects our efforts to achieve efficiencies and further consolidations company-wide, furloughs in the current quarter and significantly lower
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newsprint expense. We continue to opportunistically manage our capital structure and successfully extended the maturities of over 25 percent of our outstanding bonds to 2015 and 2016 through a debt exchange offer. As a result of our debt exchange and our substantial operating cash flow of $252 million, debt was $223 million lower and totaled $3.5 billion at quarter end.”
Weakness in the economies of the U.S. and UK resulted in continued downward pressure on revenues. Total reported operating revenues for the company were $1.4 billion in the second quarter compared to $1.7 billion in the second quarter of 2008. The consolidation of CareerBuilder and ShopLocal for the full quarter in 2009 drove the significant increase in digital segment revenues.
Reported operating expenses totaled $1.3 billion, representing a decline of 67.0 percent, primarily due to the significant non-cash impairment charges in 2008. However, several other important factors impacted year-over-year reported operating expense comparisons. In addition to the impact of the special items previously mentioned and presented in the Non-GAAP section of this report, efforts to more efficiently operate our businesses, including workforce restructuring and facility consolidations in prior periods as well as furloughs and salary adjustments in the current period and lower newsprint expense, contributed to a sharp decline in operating expenses. The consolidation of CareerBuilder and ShopLocal for the full quarter this year partially offset the year-over-year operating expense declines. Therefore, on a pro forma basis operating expenses, excluding special items in both quarters, were 19.7 percent lower. Corporate expenses were higher in 2009 due principally to the allocation of a portion of the pension curtailment gain in 2008. Corporate expenses adjusted for several items actually declined 11.3 percent.
Operating cash flow (defined as operating income plus depreciation, amortization and non-cash asset impairment and other charges) was $252.2 million for the quarter and net income was $70.5 million.
Average diluted shares outstanding in the second quarter totaled 234,745,000 compared with 228,325,000 in 2008’s second quarter.
PUBLISHING
Publishing segment operating revenues were $1.1 billion for the quarter, a 25.8 percent decline from the same quarter a year ago. Lower revenues both here and in the UK were mitigated to a significant degree by a 20.3 percent drop in expenses (excluding special items in 2009 and 2008). Operating cash flow generated by the publishing segment was approximately $175.3 million.
Advertising revenues were $753.1 million or 32.0 percent lower than the second quarter of 2008 as retail declined 23.7 percent, national was 22.4 percent lower and classified was down 44.9 percent. Advertising revenues in the U.S. were down 27.2 percent while at Newsquest, our operations in the UK, ad revenues were 36.9 percent lower, in pounds. The exchange rate for the British pound was 1.54 in the second quarter of 2009 compared to 1.97 in the same quarter a year
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ago, a 21.8 percent decline. Ad revenue percentage changes for the retail, national and classified categories for the publishing segment (on a constant currency basis) including domestic publishing and Newsquest (in pounds) were as follows:

			Total
			Publishing
	U.S. Publishing	Newsquest	Segment
	(including USA TODAY)	(in pounds)	(constant currency)
Retail	(22.1%)	(20.1%)	(21.9%)
National	(21.8%)	(10.5%)	(21.1%)
Classified	(38.5%)	(45.2%)	(40.5%)

	(27.2%)	(36.9%)	(28.8%)
Overall, advertising revenue year-over-year comparisons for the second quarter were better than first quarter year-over-year results in both the U.S. and the UK.
Classified revenues were 44.9 percent lower comprised of declines of 38.5 percent in the U.S. and 45.2 percent, in pounds, at Newsquest. Automotive, employment and real estate declined 40.4 percent, 62.3 percent and 48.4 percent, respectively. The percentage changes in the classified categories in total (on a constant currency basis), domestic publishing and Newsquest for the second quarter of 2009 compared to the second quarter in 2008 were as follows:

			Total
			Publishing
	U.S.	Newsquest	Segment
	Publishing	(in pounds)	(constant currency)
Automotive	(35.8%)	(43.5%)	(37.3%)
Employment	(60.1%)	(55.6%)	(58.4%)
Real Estate	(39.1%)	(52.7%)	(43.8%)
Legal	(0.7%)	—	(0.7%)
Other	(24.5%)	(21.8%)	(23.7%)

	(38.5%)	(45.2%)	(40.5%)
Uncertainty surrounding the domestic economy impacted national advertising demand, particularly at USA TODAY. While the telecommunications and pharmaceutical categories showed strong growth in the quarter, significant categories including entertainment, travel and automotive lagged last year’s results. Paid advertising pages totaled 602 compared with 831 in the second quarter last year.
Efforts to optimize efficiency and control costs, including headcount reductions in previous quarters, furloughs this quarter and lower newsprint expense were all factors that lowered
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operating expenses in the quarter. Reported publishing expenses were $1.0 billion, a 72.3 percent decline due mainly to the non-cash impairment charges in 2008. Excluding special charges from both quarters, operating expenses would have been 20.3 percent lower. Newsprint usage prices were 7.2 percent higher in the quarter but combined with a 31.9 percent decline in consumption, resulted in a 27.0 percent decline in newsprint expense. The fall in newsprint prices accelerated in the third quarter and as a result we expect more favorable pricing comparisons throughout the remainder of the year.
BROADCASTING
Broadcasting revenues (which include Captivate) were $153.0 million in the quarter compared to $192.6 million in the same quarter a year ago. Retransmission revenues totaled $14.3 million in the quarter, a three-fold increase. However, weakness in the important automotive and retail categories and a $2.9 million decline in politically related advertising more than offset the increases.
Operating expenses for the broadcasting segment were down 9.4 percent compared to the second quarter last year and totaled $102.7 million reflecting cost containment efforts including furloughs in the current quarter. Excluding special items, operating expenses declined 12.9 percent. Operating cash flow was $59.9 million in the second quarter. Television revenues totaled $148.4 million, down 19.7 percent. Based on current trends, we would expect the percentage decline in television revenues to be in the mid-twenties for the third quarter of 2009 compared to the third quarter of 2008. This is due primarily to the absence of approximately $50 million of political and Olympic ad revenue achieved in the third quarter of 2008.
DIGITAL
The digital segment for the quarter includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover, Schedule Star and Ripple6. Results for CareerBuilder and ShopLocal were initially consolidated in the third quarter of 2008 when the company acquired ShopLocal and controlling interest in CareerBuilder. Ripple6 was acquired in November 2008. Results for PointRoll, Planet Discover and Schedule Star, which had been previously included in the publishing segment, have been reclassified to the digital segment for prior periods.
Digital operating revenues totaled $142.4 million in the quarter compared with $20.0 million in 2008, reflecting primarily the consolidation of CareerBuilder and ShopLocal. Operating expenses were $123.9 million. Reflecting solid results for CareerBuilder, PointRoll, ShopLocal and Planet Discover operating cash flow was $27.2 million.
On a pro forma basis, operating revenues were 18.5 percent lower mainly due to softness in employment revenue for CareerBuilder. However, operating expenses were down 24.7 percent. As
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a result, operating cash flow was $9.6 million higher compared to the second quarter last year, a 54.2 percent increase.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/new technology businesses including Classified Ventures. Non-operating items also included the company’s equity share of results for CareerBuilder and ShopLocal for the first and second quarters of 2008, before the company acquired controlling interests in these businesses and began consolidating their results.
The equity income in unconsolidated investees for the second quarter of 2009 was $2.8 million. The equity loss of $252.8 million for the second quarter of 2008 reflected non-cash impairment charges totaling $261 million related principally to the carrying value of newspaper partnership investments.
The $11.2 million increase in other non-operating items was due primarily to the $42.7 million non-cash gain resulting from the company’s debt exchange during the quarter (as detailed below), offset partially by a non-cash charge of $28.0 million for the write-down of certain assets held for sale. Excluding those one-time items, non-operating income declined $3.5 million to $1.9 million.
On April 7, 2009, the company commenced a private exchange offer relating to its $500 million, 5.75 percent notes due in 2011 and its $500 million, 6.375 percent notes due in 2012. In May, the company received valid tenders from holders of approximately $67 million of the 2011 notes and approximately $193 million of the 2012 notes, about 26 percent of the bonds outstanding. As a result, the company issued $67 million of new 10.0 percent notes due in 2015 and $193 million of new 10.0 percent notes due in 2016. At the end of the second quarter, bonds maturing in 2011 totaled approximately $433 million and bonds maturing in 2012 totaled approximately $307 million.
Interest expense for the second quarter was $44.0 million, unchanged from the second quarter last year reflecting, in part, the short term borrowing to pre-fund the $563 million of bonds that were paid off in May.
In the first quarter of 2009, Gannett adopted Statement of Financial Accounting Standards No. 160 (FAS 160), “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” FAS 160 affected primarily the company’s reporting of the 49.2 percent noncontrolling interest in CareerBuilder. Previously the company presented this minority interest in “Other non-operating items” in the Condensed Consolidated Statements of Income. Under FAS 160, “Net income” in the Condensed Consolidated Statements of Income reflects 100 percent of CareerBuilder results; as the company holds the controlling interest. “Net
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income” is subsequently adjusted to remove the noncontrolling (minority) interest to arrive at “Net income attributable to Gannett Co., Inc.” While this presentation is different than previously required by GAAP, the final net income results attributable to the company are the same under FAS 160 as they would have been under the previous reporting method.
* * * *
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In June, Gannett’s consolidated domestic Internet audience share was 24.5 million unique visitors reaching 12.5 percent of the Internet audience, according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted over 73 million monthly page impressions from approximately 7.0 million unique users. CareerBuilder’s unique visitors in June totaled 22.3 million.
All references in this release to “pro forma” or “comparable” results and “operating cash flow” are to non-GAAP financial measures. Management believes that this use allows them and investors to analyze and compare the company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-800-776-0816 and international callers should dial 913-312-0938 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 5435434. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 5435434. Materials related to the call will be available through the Investor Relations section of the company’s Web site Wednesday morning.
Gannett Co., Inc. (NYSE: GCI) is an international news and information company operating on multiple platforms including the Internet, mobile, newspapers, magazines and TV stations. Gannett is an Internet leader with hundreds of newspaper and TV Web sites; CareerBuilder.com, the nation’s top employment site; USATODAY.com; and more than 80 local MomsLikeMe.com sites. Gannett publishes 84 daily U.S. newspapers, including USA TODAY, the nation’s largest-selling daily newspaper, and more than 700 magazines and other non-dailies including USA WEEKEND. Gannett also operates 23 television stations in 19 U.S. markets. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company with 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of Web sites.
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Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com
# # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen weeks	Thirteen weeks
	ended	ended	% Inc
	June 28, 2009	June 29, 2008	(Dec)
Net Operating Revenues:
Publishing advertising	$753,079	$1,108,189	(32.0)
Publishing circulation	292,757	305,994	(4.3)
Digital	142,354	20,008	***
Broadcasting	152,966	192,568	(20.6)
All other	71,437	91,230	(21.7)

Total	1,412,593	1,717,989	(17.8)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	867,312	988,538	(12.3)
Selling, general and administrative expenses, exclusive of depreciation	293,102	299,539	(2.1)
Depreciation	53,798	55,109	(2.4)
Amortization of intangible assets	8,232	6,475	27.1
Asset impairment and other charges	47,391	2,501,874	(98.1)

Total	1,269,835	3,851,535	(67.0)

Operating income (loss)	142,758	(2,133,546)	***

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	2,839	(252,793)	***
Interest expense	(43,972)	(43,957)	0.0
Other non-operating items	16,582	5,362	***

Total	(24,551)	(291,388)	(91.6)

Income (loss) before income taxes	118,207	(2,424,934)	***
Provision (benefit) for income taxes	39,900	(134,200)	***

Net income (loss)	78,307	(2,290,734)	***
Net income attributable to noncontrolling interest	(7,826)	(22)	***

Net income (loss) attributable to Gannett Co., Inc.	$70,481	$(2,290,756)	***

Earnings per share — basic	$0.30	$(10.03)	***

Earnings per share — diluted	$0.30	$(10.03)	***

Dividends per share	$0.04	$0.40	(90.0)

In the second quarter of 2009, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill and property, plant and equipment. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives. In addition, the company recorded a non-cash impairment charge for publishing assets to be sold and a gain on the exchange of debt, which are reflected in other non-operating items.
In the second quarter of 2008, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill, other intangible assets including mastheads, and property, plant and equipment. The carrying value of certain of the company’s investments in newspaper publishing partnerships and other businesses, which are accounted for under the equity method, were also written down due to other than temporary impairments. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives. In addition, the company recorded a pension curtailment gain during the quarter.
The Non-GAAP Financial Information section which follows provides details of those special items affecting second quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items.
In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008, a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008) . Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Twenty-six weeks	Twenty-six weeks
	ended	ended	% Inc
	June 28, 2009	June 29, 2008	(Dec)
Net Operating Revenues:
Publishing advertising	$1,475,834	$2,205,083	(33.1)
Publishing circulation	592,440	615,172	(3.7)
Digital	285,514	33,901	***
Broadcasting	296,456	362,748	(18.3)
All other	140,827	177,954	(20.9)

Total	2,791,071	3,394,858	(17.8)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,706,316	1,975,038	(13.6)
Selling, general and administrative expenses, exclusive of depreciation	602,482	594,435	1.4
Depreciation	109,534	114,711	(4.5)
Amortization of intangible assets	16,397	14,715	11.4
Asset impairment and other charges	47,391	2,501,874	(98.1)

Total	2,482,120	5,200,773	(52.3)

Operating income (loss)	308,951	(1,805,915)	***

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	150	(264,548)	***
Interest expense	(92,884)	(92,506)	0.4
Other non-operating items	19,039	29,534	(35.5)

Total	(73,695)	(327,520)	(77.5)

Income (loss) before income taxes	235,256	(2,133,435)	***
Provision (benefit) for income taxes	79,200	(34,500)	***

Net income (loss)	156,056	(2,098,935)	***
Net income attributable to noncontrolling interest	(8,140)	(43)	***

Net income (loss) attributable to Gannett Co., Inc.	$147,916	$(2,098,978)	***

Earnings per share — basic	$0.64	$(9.17)	***

Earnings per share — diluted	$0.64	$(9.17)	***

Dividends per share	$0.08	$0.80	(90.0)

In 2009, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill and property, plant and equipment. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives and a pension settlement gain. In addition, the company recorded a non-cash impairment charge for publishing assets to be sold and a gain on the exchange of debt, which are reflected in other non-operating items.
In 2008, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill and property, plant and equipment and a pension curtailment gain. The carrying value of certain of the company’s investments in newspaper publishing partnerships and other businesses, which are accounted for under the equity method, were also written down due to other than temporary impairments. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives. In addition, other non-operating items includes a land sale gain.
The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items.
In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008, a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008) . Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Thirteen weeks	Thirteen weeks
	ended	ended	% Increase
	June 28, 2009	June 29, 2008	(Decrease)

Net Operating Revenues:
Publishing	$1,117,273	$1,505,413	(25.8)

Digital	142,354	20,008	***

Broadcasting	152,966	192,568	(20.6)

Total	$1,412,593	$1,717,989	(17.8)

Operating Income (Loss) (net of depreciation, amortization and asset impairment and other charges):
Publishing	$88,449	$(2,207,296)	***

Digital	18,406	4,510	***

Broadcasting	50,233	79,234	(36.6)

Corporate	(14,330)	(9,994)	43.4

Total	$142,758	$(2,133,546)	***

Depreciation, amortization and asset impairment and other charges:
Publishing	$86,864	$2,546,717	(96.6)

Digital	8,839	1,405	***

Broadcasting	9,667	10,160	(4.9)

Corporate	4,051	5,176	(21.7)

Total	$109,421	$2,563,458	(95.7)

Operating Cash Flow:
Publishing	$175,313	$339,421	(48.3)

Digital	27,245	5,915	***

Broadcasting	59,900	89,394	(33.0)

Corporate	(10,279)	(4,818)	***

Total	$252,179	$429,912	(41.3)

In the second quarter of 2009, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill and property, plant and equipment. The company also recorded accelerated depreciation expense in asset impairment and other charges associated with certain facility consolidation initiatives.
In the second quarter of 2008, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill, other intangible assets including mastheads, and certain property, plant and equipment. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives. In addition, the company recorded a pension curtailment gain during the quarter.
The Non-GAAP Financial Information section which follows provides details of those special items affecting second quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.

Special Items Unfavorable (Favorable) Impact on Segment Operating Income (Loss):
Publishing	$61,853	$2,500,037	(97.5)

Broadcasting	2,102	(2,210)	***

Corporate	—	(2,596)	***

Total	$63,955	$2,495,231	(97.4)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008 a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate delivers news, information and advertising to a highly desirable audience demographic through its video screens located in elevators of office towers and select hotel lobbies across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and asset impairment and other charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income (Loss).

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Twenty-six weeks	Twenty-six weeks
	ended	ended	% Increase
	June 28, 2009	June 29, 2008	(Decrease)

Net Operating Revenues:
Publishing	$2,209,101	$2,998,209	(26.3)

Digital	285,514	33,901	***

Broadcasting	296,456	362,748	(18.3)

Total	$2,791,071	$3,394,858	(17.8)

Operating Income (Loss) (net of depreciation, amortization and asset impairment and other charges):
Publishing	$225,612	$(1,920,902)	***

Digital	17,206	3,648	***

Broadcasting	94,379	137,039	(31.1)

Corporate	(28,246)	(25,700)	9.9

Total	$308,951	$(1,805,915)	***

Depreciation, amortization and asset impairment and other charges:
Publishing	$129,019	$2,600,719	(95.0)

Digital	17,930	2,782	***

Broadcasting	18,270	18,655	(2.1)

Corporate	8,103	9,144	(11.4)

Total	$173,322	$2,631,300	93.4

Operating Cash Flow:
Publishing	$354,631	$679,817	(47.8)

Digital	35,136	6,430	***

Broadcasting	112,649	155,694	(27.6)

Corporate	(20,143)	(16,556)	21.7

Total	$482,273	$825,385	(41.6)

In 2009, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill and property, plant and equipment assets. The company also recorded accelerated depreciation expense in asset impairment and other charges associated with certain facility consolidation initiatives and a pension settlement gain.
In 2008, the company recorded workforce restructuring charges and non-cash impairment charges to reduce the book value of certain goodwill, other intangible assets including mastheads, and certain property, plant and equipment. The company also recorded accelerated depreciation expense associated with certain facility consolidation initiatives. In addition, the company recorded a pension curtailment gain during the quarter.
The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.

Special Items Unfavorable (Favorable) Impact on Segment Operating Income (Loss):
Publishing	$28,581	$2,500,587	(98.9)

Broadcasting	2,102	(2,210)	***

Corporate	—	(2,596)	***

Total	$30,683	$2,495,781	(98.8)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 are now fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 are now fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008 a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate delivers news, information and advertising to a highly desirable audience demographic through its video screens located in elevators of office towers and select hotel lobbies across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and asset impairment and other charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income (Loss).

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
“Operating cash flow”, a non-GAAP measure, is defined as operating income plus depreciation, amortization, and asset impairment and other charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended June 28, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$175,313	$27,245	$59,900	$(10,279)	$252,179
Less:
Depreciation	(36,993)	(4,409)	(8,345)	(4,051)	(53,798)
Amortization	(3,587)	(4,430)	(215)	—	(8,232)
Asset impairment and other charges	(46,284)	—	(1,107)	—	(47,391)

Operating income	$88,449	$18,406	$50,233	$(14,330)	$142,758

Thirteen weeks ended June 29, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$339,421	$5,915	$89,394	$(4,818)	$429,912
Less:
Depreciation	(42,862)	(130)	(8,136)	(3,981)	(55,109)
Amortization	(4,835)	(1,275)	(365)	—	(6,475)
Asset impairment and other charges	(2,499,020)	—	(1,659)	(1,195)	(2,501,874)

Operating income (loss)	$(2,207,296)	$4,510	$79,234	$(9,994)	$(2,133,546)

Twenty-six weeks ended June 28, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$354,631	$35,136	$112,649	$(20,143)	$482,273
Less:
Depreciation	(75,581)	(9,116)	(16,734)	(8,103)	(109,534)
Amortization	(7,154)	(8,814)	(429)	—	(16,397)
Asset impairment and other charges	(46,284)	—	(1,107)	—	(47,391)

Operating income	$225,612	$17,206	$94,379	$(28,246)	$308,951

Twenty-six weeks ended June 29, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$679,817	$6,430	$155,694	$(16,556)	$825,385
Less:
Depreciation	(90,270)	(226)	(16,266)	(7,949)	(114,711)
Amortization	(11,429)	(2,556)	(730)	—	(14,715)
Asset impairment and other charges	(2,499,020)	—	(1,659)	(1,195)	(2,501,874)

Operating income (loss)	$(1,920,902)	$3,648	$137,039	$(25,700)	$(1,805,915)

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income, and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income, and EPS excluding these items better reflects the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income, and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Thirteen weeks	Thirteen weeks
	ended	ended
	June 28, 2009	June 29, 2008
Operating Income (loss) as reported (GAAP basis)	$142,758	$(2,133,546)
Workforce restructuring and related expenses	16,564	39,857
Asset impairment and facility consolidation charges	47,391	2,501,874
Pension gain	—	(46,500)

Adjusted Operating Income (loss) (Non-GAAP basis)	$206,713	$361,685

Non-operating (expense) income as reported (GAAP basis)	$(24,551)	$(291,388)
Impairment of newspaper publishing partnerships and other equity method investments	—	260,643
Debt exchange gain	(42,746)	—
Impairment of publishing assets to be sold	28,035	—

Adjusted Non-operating (expense) income (Non-GAAP basis)	$(39,262)	$(30,745)

Income (loss) before income taxes as reported (GAAP basis)	$118,207	$(2,424,934)
Workforce restructuring and related expenses	16,564	39,857
Asset impairment and facility consolidation charges	47,391	2,501,874
Impairment of newspaper publishing partnerships and other equity method investments	—	260,643
Debt exchange gain	(42,746)	—
Pension gain	—	(46,500)
Impairment of publishing assets to be sold	28,035	—

Adjusted income (loss) before income taxes (Non-GAAP basis)	$167,451	$330,940

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$70,481	$(2,290,756)
Workforce restructuring and related expenses	10,331	26,357
Asset impairment and facility consolidation charges	29,633	2,367,856
Impairment of newspaper publishing partnerships and other equity method investments	—	162,400
Debt exchange gain	(26,075)	—
Pension gain	—	(28,940)
Impairment of publishing assets to be sold	24,155	—

Adjusted net income (loss) attributable to Gannett Co., Inc. (Non-GAAP basis)	$108,525	$236,917

Diluted earnings per share:
Earnings per share (GAAP basis)	$0.30	$(10.03)
Workforce restructuring and related expenses	0.04	0.12
Asset impairment and facility consolidation charges	0.13	10.37
Impairment of newspaper publishing partnerships and other equity method investments	—	0.71
Debt exchange gain	(0.11)	—
Pension gain	—	(0.13)
Impairment of publishing assets to be sold	0.10	—

Adjusted earnings per share (Non-GAAP basis)	$0.46	$1.04

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income, and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income, and EPS excluding these items better reflects the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income, and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Twenty-six weeks	Twenty-six weeks
	ended	ended
	June 28, 2009	June 29, 2008
Operating Income (loss) as reported (GAAP basis)	$308,951	$(1,805,915)
Workforce restructuring and related expenses	23,127	40,408
Asset impairment and facility consolidation charges	47,391	2,501,874
Pension Gain	(39,835)	(46,500)

Adjusted Operating Income (loss) (Non-GAAP basis)	$339,634	$689,867

Non-operating (expense) income as reported (GAAP basis)	$(73,695)	$(327,520)
Impairment of newspaper publishing partnerships and other equity method investments	—	260,643
Debt exchange gain	(42,746)	—
Impairment of publishing assets to be sold	28,035	—
Tysons Land Sale Gain	—	(25,530)

Adjusted Non-operating (expense) income (Non-GAAP basis)	$(88,406)	$(92,407)

Income (loss) before income taxes as reported (GAAP basis)	$235,256	$(2,133,435)
Workforce restructuring and related expenses	23,127	40,408
Asset impairment and facility consolidation charges	47,391	2,501,874
Impairment of newspaper publishing partnerships and other equity method investments	—	260,643
Debt exchange gain	(42,746)	—
Pension gain	(39,835)	(46,500)
Impairment of publishing assets to be sold	28,035	—
Tysons Land Sale Gain	—	(25,530)

Adjusted income (loss) before income taxes (Non-GAAP basis)	$251,228	$597,460

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$147,916	$(2,098,978)
Workforce restructuring and related expenses	14,593	26,808
Asset impairment and facility consolidation charges	29,633	2,367,856
Impairment of newspaper publishing partnerships and other equity method investments	—	162,400
Debt exchange gain	(26,075)	—
Pension gain	(24,735)	(28,940)
Impairment of publishing assets to be sold	24,155	—
Tysons Land Sale Gain	—	(15,829)

Adjusted net income (loss) attributable to Gannett Co., Inc. (Non-GAAP basis)	$165,487	$413,317

Diluted earnings per share:
Earnings per share (GAAP basis)	$0.64	$(9.17)
Workforce restructuring and related expenses	0.06	0.12
Asset impairment and facility consolidation charges	0.13	10.35
Impairment of newspaper publishing partnerships and other equity method investments	—	0.71
Debt exchange gain	(0.11)	—
Pension gain	(0.11)	(0.13)
Impairment of publishing assets to be sold	0.10	—
Tysons Land Sale Gain	—	(0.07)

Adjusted earnings per share (Non-GAAP basis)	$0.71	$1.80 (a)

(a)	Total per diluted share amount does not sum due to rounding.